Exhibit 99.1

PR INQUIRIES:

Charles Messman
+1 949-362-5800

PR@smithmicro.com

Smith Micro Appoints Tim Huffmyer as New Chief Financial Officer

ALISO VIEJO, CA, June 19, 2017 – Smith Micro Software, Inc. (NASDAQ:SMSI), today announced the appointment of Timothy C. Huffmyer as its new Chief Financial Officer, effective June 19, 2017. Huffmyer joins Smith Micro from Black Box Network Services, a leading digital solution provider, where he most recently served as Chief Financial Officer.

“Tim is a proven operational leader who brings extensive background in financial planning and analysis, as well as valuable enterprise technology sector expertise,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “We are excited to welcome him as our new CFO as we look to Smith Micro’s next phase of development and growth.”

Huffmyer served as CFO of Black Box Network Services since 2012, and previously held several positions within the company reflecting a series of promotions that include Director of Finance and Corporate Controller. Prior to joining Black Box in 2003, Huffmyer served in various financial leadership and accounting roles at Ernst & Young, PrintCafe, Inc., CoManage Corporation and ITPI Staffing.

Mr. Huffmyer will succeed Steven Yasbek, who has served as Smith Micro’s Chief Financial Officer since 2014, who has concurrrently resigned to pursue other interests.

Mr. Smith added, “I want to thank Ziggy for his many contributions to Smith Micro since joining the company in 2008. We wish him the best in all his future endeavors.”

Exhibit 99.1

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, device manufacturers, and enterprise businesses around the world.  From optimizing wireless networks to uncovering customer experience insights, and from streamlining Wi-Fi access to ensuring family safety, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones. Our portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual messaging, video streaming, and 2D/3D graphics applications. For more information, visit smithmicro.com. (NASDAQ: SMSI).

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new sales opportunities and interest in the company’s products and solutions, the company's ability to increase its revenue by capitalizing on new opportunities, and customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance and timing of deployment of those technologies, and the company's ability to compete effectively with other software and technology companies. These and other factors discussed in the company's filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

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